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                                 EXHIBIT 21.1

                                 SUBSIDIARIES

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                NAME                                JURISDICTION                             PERCENT OWNED
                ----                                ------------                             -------------
FAA Auto Factory, Inc.                               California                                 100%
FAA Concord H, Inc.                                  California                                 100%
FAA Concord N, Inc.                                  California                                 100%
FAA Dealer Services, Inc.                            California                                 100%
FAA Dublin N, Inc.                                   California                                 100%
FAA Dublin VWD, Inc.                                 California                                 100%
FAA Poway D, Inc.                                    California                                 100%
FAA Poway H, Inc.                                    California                                 100%
FAA Poway T, Inc.                                    California                                 100%
FAA San Bruno, Inc.                                  California                                 100%
FAA Serramonte, Inc.                                 California                                 100%
FAA Serramonte L, Inc.                               California                                 100%
FAA Stevens Creek, Inc.                              California                                 100%
Smart Nissan, Inc.                                   California                                 100%
Transcar Leasing, Inc.                               California                                 100%
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